Exhibit 99.1

News Release

Athene and Apollo Announce Closing of Transaction to Strengthen Strategic Relationship and Eliminate Athene’s Multi-Class Share Structure

Pembroke, Bermuda and New York – March 2, 2020 – Athene Holding Ltd. (“Athene”) (NYSE: ATH), a leading retirement services company, and Apollo Global Management, Inc. (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”), a leading global alternative investment manager, announced the closing of their previously announced strategic transaction after having obtained customary shareholder and regulatory approvals. The transaction strengthens the strategic relationship and reinforces the alignment of interests between the two companies.

In connection with the transaction, Apollo has purchased a 17% incremental stake in Athene at a premium, bringing Apollo’s beneficial ownership in Athene, together with certain of its related parties and employees, to approximately 34% at closing. In addition, Athene has eliminated its multi-class share structure, which the companies expect will significantly improve Athene’s index inclusion eligibility and expand Athene’s investor base.

Jim Belardi, CEO of Athene, said, “We are pleased to announce the closing of this strategic transaction between Athene and our longstanding strategic partner, Apollo. With the recent overwhelming shareholder approval, Athene has eliminated its historical multi-class share structure and is now fully eligible for inclusion in a major S&P index. Importantly, this transaction will broaden our appeal to a wider range of both active and passive investors. We view our new direct investment in Apollo as strategic in nature, and look forward to participating in Apollo’s robust growth, profitability, and yield characteristics.”

Leon Black, Chairman and Chief Executive Officer of Apollo, said, “We are tremendously excited to announce the completion of this important strategic transaction, which we believe meaningfully enhances value for both Apollo and Athene shareholders. Athene and Apollo have developed a special and symbiotic relationship since Athene’s inception more than a decade ago. By nearly doubling our ownership in Athene to approximately 34%, we are reinforcing the durability of our relationship, and enhancing the strong alignment between the two companies. In addition, as a result of Athene’s new ownership stake in Apollo, which represents its single largest investment, Athene now has a direct economic interest in Apollo’s financial success for the first time.”

Strategic Benefits of the Transaction

•	Transaction strengthens Athene-Apollo strategic partnership through deeper strategic and economic alignment

•	Single class share structure increases Athene’s index eligibility and broadens appeal with institutional investors, offering a simpler, more transparent structure that is easier to understand

•	Transaction provides significant signal of mutual support for the continued growth of both companies

•	Transaction strengthens Athene’s excess capital base by approximately $1 billion for future growth

•	Mutual equity ownership provides attractive financial investment for both companies

Summary of Key Terms

•	Apollo’s operating group entities acquired 35.5 million Class A Common Shares of Athene in exchange for:

•	$350 million of cash; and

•	An approximately 7% equity stake in Apollo’s operating group entities (29.2 million Apollo operating group units).

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Athene’s bye-laws have been amended and restated to eliminate its multi-class share structure with all outstanding shares of Athene’s Class B Common Shares converted into shares of Class A Common Shares, and all outstanding Class M Common Shares converted into a combination of Class A Common Shares and warrants to purchase Class A Common Shares.

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Apollo’s beneficial ownership in Athene, together with that of certain of its related parties and employees, now stands at approximately 34%. Apollo and its operating group entities have entered into a lock-up agreement restricting transfers of their existing and newly acquired shares of Athene for three years from the closing date. Athene does not have a lock-up on its Apollo operating group equity. Both companies view their investments as strategic in nature and intend to be long-term holders.

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As part of the transaction, Athene has granted Apollo, for a period of up to 180 days after the closing, the right to purchase additional Athene common shares if necessary in order for Apollo and certain related parties and employees to beneficially own, in total, 35% of the total Athene common shares outstanding, on a fully diluted basis. The price of any shares purchased pursuant to this right will be the market price for the Athene common shares based on the volume weighted average price for the 30 calendar days prior to the exercise of the right.

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As part of the transaction, Apollo’s operating group entities have the right in the future to acquire directly from Athene a number of shares that would result in Apollo and certain related parties and employees beneficially owning up to an additional 5% in the aggregate of Athene’s outstanding shares of common shares, pro forma for such issuance, at a price based on an agreed upon mechanism.

Advisors and Counsel

Lazard Frères & Co. served as financial advisor to the special committee of Athene’s board and Houlihan Lokey provided a fairness opinion. Barclays served as financial advisor to the conflicts committee of Apollo’s board.

Athene was represented by Sidley Austin LLP as legal counsel and the special committee of Athene’s board was represented by Latham & Watkins LLP. Apollo was represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP and the conflicts committee of Apollo’s board was represented by Simpson Thacher & Bartlett LLP.

About Athene Holding Ltd.

Athene, through its subsidiaries, is a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs. The products offered by Athene include:

•	Retail fixed, fixed indexed and index-linked annuity products;

•	Reinsurance arrangements with third-party annuity providers; and

•	Institutional products, such as funding agreements and the assumption of pension risk transfer obligations.

Athene had total assets of $146.9 billion as of December 31, 2019. Athene’s principal subsidiaries include Athene Annuity & Life Assurance Company, a Delaware-domiciled insurance company, Athene Annuity and Life Company, an Iowa-domiciled insurance company, Athene Annuity & Life Assurance Company of New York, a New York-domiciled insurance company, and Athene Life Re Ltd., a Bermuda-domiciled reinsurer.

Further information about Athene can be found at athene.com.

About Apollo Global Management

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, San Diego, Houston, Bethesda, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong, Shanghai and Tokyo. Apollo had assets under management of approximately $331 billion as of December 31, 2019 in credit, private equity and real assets funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit apollo.com.

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Athene Safe Harbor for Forward-Looking Statements

This press release contains, and certain oral statements made by Athene’s representatives from time to time may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of Athene’s management and the management of Athene’s subsidiaries.

Generally, forward-looking statements include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Forward-looking statements within this press release include, but are not limited to, discussion related to the benefits to be derived from the issuance and exchange of common equity interests of Athene and Apollo; the benefits to be derived from the elimination of Athene’s multi-class share structure, including potential inclusion of Athene’s common shares in certain specified indices and expansion of Athene’s investor base; and future financial performance. Factors that could cause actual results, events and developments to differ include, without limitation: Athene’s failure to recognize the benefits expected to be derived from the transaction; the accuracy of Athene’s assumptions and estimates; Athene’s ability to maintain or improve financial strength ratings; Athene’s ability to manage its business in a highly regulated industry; regulatory changes or actions; the impact of Athene’s reinsurers failing to meet their assumed obligations; the impact of interest rate fluctuations; changes in the federal income tax laws and regulations; the accuracy of Athene’s interpretation of the Tax Cuts and Jobs Act, litigation (including class action litigation), enforcement investigations or regulatory scrutiny; the performance of third parties; the loss of key personnel; telecommunication, information technology and other operational systems failures; the continued availability of capital; new accounting rules or changes to existing accounting rules; general economic conditions; Athene’s ability to protect its intellectual property; the ability to maintain or obtain approval of the Delaware Department of Insurance, the Iowa Insurance Division and other regulatory authorities as required for Athene’s operations; and other factors discussed from time to time in Athene’s filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2019, which can be found at the SEC’s website www.sec.gov.

All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Athene does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Apollo Safe Harbor for Forward Looking Statements Disclaimer

This press release contains forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, the issuance and exchange of common equity interest of Athene and Apollo and the benefits to be derived therefrom, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to Apollo’s dependence on certain key personnel, Apollo’s ability to raise new private equity, credit or real asset funds, market conditions, generally, Apollo’s ability to manage its growth, fund performance, changes in its regulatory environment and tax status, the variability of its revenues, net income and cash flow, its use of leverage to finance its businesses and investments by its funds and litigation risks, among others. Apollo believes these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2020, as such factors may be updated from time to time in Apollo’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. Apollo undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of any Apollo fund.

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Contacts:

Athene Investor Contact Noah Gunn +1 441 279 8534 +1 646 768 7309 ngunn@athene.com	Apollo Investor Contact Gary M. Stein (212) 822-0467 gstein@apollo.com

Athene Media Contact	Apollo Media Contact
Karen Lynn	Joanna Rose
+1 441 279 8460	(212) 822-0491
+1 515 342 3910	jrose@apollo.com
klynn@athene.com